Exhibit 99.1

                          UNANIMOUS WRITTEN CONSENT
                         BY THE BOARD OF DIRECTORS OF
                          VOORHEES ACQUISITION CORP.
                             IN LIEU OF A MEETING

       Pursuant to the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of VOORHEES ACQUISITION CORP., a Delaware corporation (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

       RESOLVED, that the number of board seats is hereby increased to two (2), and PHILLIP E. ZEGARELLI is hereby appointed as a director of the Corporation to fill the newly created board seat, to hold such office until the next annual meeting of shareholders;

       RESOLVED, that the resignation of WILLIAM TAY as sole officer and director of the Corporation is hereby accepted, and the number of board seats is hereby decreased to one (1);

       RESOLVED, that PHILLIP E. ZEGARELLI is hereby appointed as president, chief executive officer, treasurer, and secretary of the Corporation;

       RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

       The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 1ST of FEBRUARY, 2005, notwithstanding the actual date of the signing.


                                           /s/ William Tay
                                           --------------------------------
                                           William Tay

                                           /s/ Phillip E. Zegarelli
                                           --------------------------------
                                           Phillip E. Zegarelli

I, PHILLIP E. ZEGARELLI, hereby accept my appointment as director, president, chief executive officer, treasurer and secretary of Voorhees Acquisition Corp., a Delaware corporation.


/s/ Phillip E. Zegarelli
--------------------------------
Phillip E. Zegarelli



I, WILLIAM TAY, hereby resign as director and officer of Voorhees Acquisition Corp., a Delaware corporation, effective the 10th day of February, 2005, and hereby waive and renounce any claim against said corporation, including any claim for accrued but unpaid wages, severance, compensation or benefits.



/s/ William Tay
--------------------------------
William Tay